Exhibit m(vii) under Form N-1A
                                             Exhibit 10 under Item 601/ Reg. S-K

                                    EXHIBIT F

                                     to the

                                Distribution Plan

                         MONEY MARKET OBLIGATIONS TRUST

                            OHIO MUNICIPAL CASH TRUST

                                 CASH II SHARES

         This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Cash II Shares of Ohio Municipal Cash Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .30% of the average aggregate net asset value of the Cash II Shares of Ohio Municipal Cash Trust held during the month.

         Witness the due execution hereof this 1st day of November, 1999.

                              MONEY MARKET OBLIGATIONS TRUST

                              By:  /S/ RICHARD B. FISHER
                                 ---------------------------------------
                             Name: Richard B. Fisher

                              Title: Vice President